                                                                    EXHIBIT 10.1

STATE OF NORTH CAROLINA
                                                    LOAN MODIFICATION AND
COUNTY OF MECKLENBURG                                      FORBEARANCE AGREEMENT


      THIS LOAN MODIFICATION AND FORBEARANCE AGREEMENT ("Agreement") is made and entered into this 1 day of October, 2001, by and between FEATHERLITE, INC., a Florida corporation with its office and principal place of business in Cresco, Iowa ("Featherlite" or "Obligor"); and FIRST UNION NATIONAL BANK ("Lender" or "First Union").

                                R E C I T A L S:

      A. Featherlite is indebted to Lender pursuant to a Real Estate Promissory Note dated November 30, 1998 in the original principal amount of $4,000,000, as renewed, modified and amended from time to time, which loan is identified by Lender's Loan No. 2835583175-26 ("Term Note 1").

      B. Featherlite is also indebted to Lender pursuant to a Real Estate Promissory Note dated October 15, 1999 in the original principal amount of $1,146,640.00 which loan is identified by Lender's Loan No. 2835583175-42 ("Term
Note 2"). Term Note 1 and Term Note 2 are hereinafter sometimes referred to collectively as the "Notes."

      C. In connection with the Notes, Featherlite executed and delivered to Lender a Construction Loan Agreement, dated November 30, 1998 and modified on October 15, 1999 (as amended, the "Loan Agreement").

      D. Featherlite executed and delivered to Lender a mortgage and security agreement dated November 30, 1998, granting to First Union, among other things, a first priority security interest in certain real property and all improvements thereon located in Seminole County, Florida (the "Real Property Collateral"), as well as, all fixtures, appliances, machinery, equipment, furniture, furnishings and articles of personal property now or hereafter affixed to, placed upon or used in connection with the operation of such properties, all accounts, rents, inventory, contract rights, franchises, licenses, and other security relating to such property, and all proceeds thereof (the "Personal Property Collateral"), to secure all obligations of Featherlite to Lender, including but not limited to the indebtedness evidenced by Note 1 (the "1998 Mortgage and Security Agreement").

      E. The 1998 Mortgage and Security Agreement was recorded in the Seminole County Registry on December 1, 1998 at Book 3543, Page 1370.

      F. On or about December 10, 1998, First Union executed a "Security Interest Subordination Agreement" in favor of Firstar Bank Milwaukee, N.A. ("Firstar"), pursuant to which First Union subordinated its security interest in certain personal property but excluding from such subordination any interest in the Real Property Collateral (the "Firstar Agreement")

      G. Featherlite executed and delivered to Lender a mortgage and security agreement dated October 15, 1999, granting to First Union, among other things, a second priority security interest in the Real Property Collateral, as well as, a security interest in the Personal Property Collateral, to secure all obligations of Featherlite to Lender, including but not limited to the indebtedness evidenced by Note 2 (the "1999 Mortgage and Security Agreement").

      H. The 1999 Mortgage and Security Agreement was recorded in the Seminole County Registry on October 15, 1999 at Book 3741, Page 772.

      I. The security interests in personal property granted under the Mortgage and Security Agreement were duly perfected by filing UCC financing statements as follows:

Place of Filing                                File #            Date
---------------                                ------            ----
Florida Secretary of State                     990000236579      10/18/99

Seminole County, Florida                       451378            10/21/99

(collectively referred to as the "UCC Financing Statements").

      J. Featherlite acknowledges that the Notes are in default due to financial covenant defaults under the Loan Documents (as defined below).

      K. Obligor has requested that Lender forbear from exercising its remedies otherwise presently available under the Loan Documents and applicable law and waive the Cash Flow Coverage Covenant contained in the 1998 Mortgage and Security Agreement (as defined therein) through March 30, 2002. Lender, subject to the express terms and conditions of this Agreement and the documents, instruments and agreements executed and to be executed pursuant hereto has agreed to this request.

      L. The Notes, Loan Agreement, UCC Financing Statements, Loan Agreement, 1998 Mortgage and Security Agreement and 1999 Mortgage and Security Agreement, this Agreement and all other documents, instruments and agreements executed in connection therewith as the same have heretofore been and are hereinafter modified and amended are sometimes referred to collectively herein as the "Loan Documents." The Personal Property Collateral and the Real Property Collateral are hereinafter sometimes referred to collectively as the "Collateral."

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties do hereby stipulate, covenant and agree as follows:

      1. Representations and Warranties and Acknowledgments. The Obligor, hereby represents, warrants and acknowledges to Lender, upon which Lender is relying, that:

            1.1   The foregoing Recitals are true and correct.

            1.2 It is authorized under applicable law to execute, deliver and perform this Agreement and all documents, instruments and agreements executed in connection herewith. This Agreement is a legal, valid and binding obligation of Obligor in accordance with its terms. Neither the execution and delivery of this Agreement or the fulfillment of or compliance with any of the terms and conditions of this Agreement will conflict with or result in a breach of the terms, conditions or provisions of or constitute a violation or default under any applicable law, regulation, judgment, writ, order or decree to which any of Obligor's properties are subject.

            1.3 The existing liens, security interests and other encumbrances in favor of Lender arising under the Loan Documents are valid and binding obligations of Obligor, are duly perfected and are not subject to avoidance or invalidation for any reason.

            1.4 The Personal Property Collateral is free and clear of all liens, claims, interests and encumbrances except for liens in favor of Lender and the liens, if any, in favor of Firstar.

            1.5 The Real Property Collateral is free and clear of all liens, claims, interests and encumbrances except for liens in favor of Lender, except for those liens listed in Lender's Attorneys' Title Insurance Fund, Inc. title insurance policy number MP-2473973 dated as of October 15, 1999 at 3:50 P.M.

            1.6 Except with respect to Firstar and/or Deutsche FSC, there are no pending, nor to the best knowledge of Obligor, threatened actions, litigation, disputes, alleged defaults for breaches, suits or proceedings against or in any way relating adversely to Obligor or their respective properties before any court, arbitrator or governmental or administrative body or agency.

            1.7 Except as described in this Agreement, Obligor is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which any of them is a party or by which their properties are bound.

            1.8 Neither this Agreement nor any report, schedule, certificate, agreement or any instrument heretofore or contemporaneously herewith provided to Lender by Obligor contain any misrepresentation or untrue statement of facts or omits to state any material facts.

            1.9 Obligor has no present intent to file a voluntary petition under any chapter of Title 11, United States Code (the "Bankruptcy Code"), or in any manner to seek relief, protection, reorganization, liquidation, dissolution or similar relief for debtors under any local, state, federal or other insolvency laws. Neither the execution and delivery of this Agreement nor the performance of any actions required by this Agreement is being consummated by any party to hinder, delay or defraud any entity to Obligor or are now or will hereafter become indebted.

            1.10 Obligor is, to the best of its knowledge, in compliance in all respects with all federal, state and local laws, rules and regulations applicable to their respective properties, operations, businesses and finances.

            1.11 As of August 28, 2001,the outstanding and unpaid balance due under the Notes, exclusive of attorneys' fees and costs, is as follows:

            Term Note 1
            -----------
Principal                                 3,666,220.33

Accrued Interest                             15,283.69

Derivative Unwind Fee                       120,000.00

Total                                    $3,801,504.02

            Term Note 2
            -----------
Principal                                  $288,109.00

Accrued Interest                                551.11

Total                                      $288,660.11

      2. Payments due at Closing. Obligor shall remit to Lender upon closing of the Agreement the following payments:

            (a) Regularly scheduled payment due
            on September 1, 2001 under the Note 1
            as unmodified*                                  $30,549.98
            (b) Regularly scheduled payment due
            on September 1, 2001 under the Note 2
            as unmodified*                                  $20,345.76
            (c) Attorneys' Fees**                           $ 3,000.00
            (d) Forbearance Fee                               2,000.00
                                                            ----------
            TOTAL                                           $55,895.74

            *  If not previously paid.
            ** Additional fees and costs may be due and payable as provided in
               Section 16.

      3. Modification of Term Note 1. Term Note 1 is hereby modified and amended effective as of September 1, 2001 in the following respects:

            3.1 "Contract Interest Rate". The first sentence of this paragraph is deleted and the following inserted:

      1-month LIBOR plus 480 basis points ("LIBOR-Based Rate").

            3.2 "Repayment Terms". This paragraph is deleted in its entirety and the following inserted:

      Commencing October 1, 2001, this Note shall be due and payable in principal payments as set forth in Schedule A attached hereto and made a part hereof together with accrued interest thereon at the 1 month LIBOR rate plus 480 basis points. All remaining principal and interest shall be due and payable on March 30, 2002.

            3.3 Except as so amended, Term Note 1 shall continue in full force and effect during the Forbearance Period as written.

      4. Modification of Term Note 2. Term Note 2 is hereby amended effective as September 1, 2001 in the following respect:

            4.1 "Interest Rate". The first sentence of this paragraph is deleted and the following inserted:

      1-month LIBOR plus 480 basis points ("LIBOR-Based Rate").

            4.2 "Repayment Terms". This paragraph is deleted in its entirety and the following inserted:

      Commencing October 1, 2001, this Note shall be due and payable in principal payments of $19,011.00 together with accrued interest thereon at the 1-month LIBOR rate plus 480 basis points. All remaining principal and interest shall be due and payable on March 30, 2002.

            4.3 Except as so amended, Term Note 2 shall continue in full force and effect during the Forbearance Period as written.

      5. Termination of Swap Agreement. Upon termination of the Forbearance Covenant (as defined below), the existing interest rate swap agreement between Obligor and Lender shall terminate, and Obligor shall be liable for and promptly pay any fees due arising upon said termination.

      6. Facility Fee. A forbearance facility fee (the "Facility Fee") in the amount of $2,000.00 shall be due and payable upon execution of this Agreement.

      7. Modification; No Novation. The execution of this Agreement constitutes a modification and not a novation of the Notes. Accordingly, Obligor stipulates and agrees that the liens and security interests granted under the Loan Documents continue to secure payment of the Notes as hereby modified in accordance with their original priorities.

      8. Waiver of Covenant Default. During the Forbearance Period (as defined below), Lender waives the existing default under the Cash Flow Coverage Covenant.

      9. Affirmative Covenants. Obligor covenants and agrees that from the date hereof and until payment in full of the principal and interest on the Notes unless Lender shall otherwise consent in writing, Obligor will:

            9.1 Compliance with Law. Comply fully with all applicable statutes, laws and regulations; maintain, preserve and keep all property and assets (including but not limited to the Collateral) in good repair, working order and condition, and make all needed replacements, additions, improvements and renewals thereto, to the extent allowed by the Loan Documents.

            9.2 Access to Books and Records. Allow Lender and its agents, during normal business hours, to have access to the books, records and such other documents of Obligor as Lender shall reasonably require, and allow Lender to make copies thereof.

            9.3 Insurance. Maintain adequate insurance coverage, including but not limited to insurance against loss by fire and other hazards included in the term "extended coverage," workmen's compensation insurance, and business interruption insurance in such amounts and with such companies as Lender may from time to time reasonable require, and shall promptly pay all premiums therefor when due.

            9.4 Notice of Default and Other Notices. (a) Notice of Default. Furnish to Lender immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default or any event which, upon the giving of notice or lapse of time or both, may become a default, written notice specifying the nature and period of existence thereof and the action which Obligor is taking or propose to take with respect thereto. (b) Other Notices. Promptly notify Lender in writing of (i) any material adverse change in its financial condition or their business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Obligor; (iii) any material adverse claim against or affecting any Obligor or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Obligor; and (v) at least 30 days prior thereto, any change in Obligor's name or address.

            9.5 Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement and all other Loan Documents except as expressly modified by this Agreement.

            9.6 Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount.

            9.7 Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Obligor which Lender may reasonably request.

      10. Events of Default. Obligor shall be in default under this Agreement upon the happening of any of the following events, circumstances or conditions ("Events of Default"):

            10.1 Default in the payment or performance when due of any of its obligations to Lender howsoever created or evidenced whether direct or indirect, absolute or contingent, now existing or hereafter arising;

            10.2 Failure of Obligor to perform, keep or observe any Covenant contained in this Agreement;

            10.3 Substantial damage, destruction, loss, sale or encumbrance to or of the Collateral, or the assertion or making of any foreclosure, levy, seizure, mechanics or materialman's lien or attachment thereof or thereon;

            10.4 Any event of default shall occur under, or Obligor shall remain in default following any cure period in the performance or observance of any term, condition or agreement contained in any of the Loan Documents;

            10.5 Insolvency, business failure, appointment of a receiver for any part of any of the Obligor's property, an assignment for the benefit of creditors or the commencement of any proceeding under bankruptcy or insolvency laws by or against Obligor;

            10.6 Upon the entry of any monetary judgment or the assessment and/or filing of any tax lien against Obligor;

            10.7 Upon the issuance of any writ of garnishment or attachment against any property or debts due or rights of Obligor, specifically including the commencement of any action or proceeding to seize monies of Obligor on deposit in any bank account; and

            10.8 If Lender should reasonably and in good faith deem, its liens, its collateral or the debt due unsafe or insecure; or should Lender, reasonably and in good faith, believe that the prospect of Obligor's payment or other performance is impaired.

      11. Remedies upon Default. Upon the occurrence of an event of default Lender may, in its sole discretion and without notice to Obligor, undertake any or all of the following actions:

            11.1  Terminate the Forbearance Covenant;

            11.2 Declare all sums owed by Obligor under the Loan Documents immediately due and payable in full;

            11.3 Exercise all of the rights and remedies of a secured party in respect of the Collateral under applicable law, and all of the legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents.

            11.4 Take immediate possession of the tangible items of the Collateral, or alternatively, require Obligor to assemble the tangible items of the Collateral, at Obligor's expense, and make such Collateral available to Lender at a place designated by Lender that is reasonably convenient to both parties, and enter any of the premises of Obligor or wherever any of the tangible items of the Collateral shall be located, and keep and store the same on said premises until sold (and if said premises be the property of Obligor, Obligor agrees not to charge Lender for such storage thereof);

            11.5 Notify all persons in any way liable to Obligors on any accounts, leases instruments or chattel paper to make remittances to Lender of all sums due or to become due thereon and to collect all such accounts, rents, instruments and chattel paper directly from the persons liable thereon;

            11.6 Sell or otherwise dispose of all or any of the Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by applicable law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Obligor agrees that 10 days written notice to Obligor of any public or private sale or other disposition of any such Collateral shall be reasonable notice thereof; provided, however, that no notice of Lender's intended disposition of any Collateral shall be required with respect to any portion of the Collateral that is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market, nor shall any such notice be required hereunder if not otherwise required under applicable law. Lender shall have the right to conduct such sales on Obligor's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of any of the Collateral for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by applicable law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the indebtedness;

            11.7 In furtherance of its rights, Lender is hereby granted a license or other right to use, without charge, Obligor's labels, patents, trademarks, copyrights, rights of use of any name, trade secrets, trade names and advertising matter, or any property or a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral. Obligor's rights under all licenses and all franchise agreements shall inure to Lender's benefit. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing two (2) business days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the indebtedness, in and enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any of the Collateral; second, to interest, fees and late charges due upon any of the indebtedness; and third, to the principal amount of the indebtedness. If any deficiency shall arise, Obligor shall remain liable to Lender therefor;

            11.8 Set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other debts at any time owing by Lender to or for the credit or the account of Obligor against any and all of the indebtedness, irrespective of whether or not Lender shall have made any demand under any Loan Document and whether or not any of the indebtedness (other than interest) may be unmatured at any time or times, to the fullest extent permitted by applicable law and without notice to Obligor;

            11.9 The remedies provided to Lender in this Agreement shall be in addition to and not in lieu of any other rights and remedies provided under the Loan Documents and by law, all of which rights and remedies may be exercised by Lender simultaneously or consecutively in any order without being deemed to have waived any right or remedy previously or not yet exercised; and,

            11.10 Lender may, in the sole discretion of Lender, from time to time waive or forbear from enforcing any provision contained in the Loan Documents, and no such waiver or forbearance shall be deemed a waiver by Lender of any other right or remedy provided herein or by law or be deemed a waiver of the right at any later time to enforce strictly all provisions contained in the Loan Documents and to exercise any and all remedies provided herein and by law.

      12. Forbearance Covenant. Lender covenants and agrees with Obligor (the "Forbearance Covenant") that as long as there is no Event of Default under this Agreement, Lender shall forbear in the exercise of its rights and remedies under the Loan Documents through and including March 30, 2002; (the "Forbearance Period") provided, however, upon the occurrence of an Event of Default under this Agreement, this Forbearance Covenant shall be void and of no effect, and Lender shall be free to terminate the Forbearance Covenant and to exercise any and all of its rights and remedies under the Loan Documents and this Agreement, all of which rights and remedies are expressly reserved by Lender.

      13. Estoppel, Waiver, Release and Covenant Not to Sue. Obligor represents and warrants to Lender that, to the best of its knowledge, it has no claims, counterclaims, offsets, credits or defenses to any of the Loan Documents and to the payment and performance of its obligations thereunder. If Obligor has any claims, counterclaims, offsets, credits or defenses to any of the Loan Documents, to any transaction related to the Loan Documents, to the debt evidenced thereby or any other transactions, occurrences or relationships with Lender the same whether known or unknown existing on the date hereof are hereby waived and released in consideration of Lender's execution and delivery of this Agreement. Obligor further covenants and agrees never to institute or cause to be instituted any suit or proceeding of any kind against Lender or its officers, directors, agents or employees on account of any claim, known or unknown, relating to the Loan Documents and all other relationships between Obligor on the one hand and Lender on the other existing on the date hereof.

      14. Waiver of Automatic Stay; Supplemental Stay. Obligor acknowledges and agrees that in the event of the filing of any petition for bankruptcy relief filed by or against any Obligor:

            14.1 Obligor consents to the entry of an order granting Lender relief from the automatic stay of Section 362 of the Bankruptcy Code, and shall not assert or request any other party to assert that the automatic stay provided by Section 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights it has under the Loan Documents, or any other rights Lender has against Obligor or against any property owned by Obligor;

            14.2 Obligor shall not seek or request any other party to seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to Section 105 of the Bankruptcy Code or any other provision of the Bankruptcy Code, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights it has under the Loan Documents, or any other rights Lender has against Obligor or against any property owned by them.

      15. Conditions Precedent to Closing; Closing. Lender's obligation to grant the Forbearance Covenant is subject to the fulfillment by the Obligor of each of the following conditions prior to the Closing:

            15.1 Receipt by Lender of the payments required under Section 2 of this Agreement;

            15.2  Receipt by Lender of the following documents executed by
Obligor:

                  (a)   Duplicate originals of this Agreement; and,

                  (b) Certified copy of Featherlite Resolutions authorizing execution, delivery and performance of this Agreement; and

            15.3 Proof of payment of Seminole County ad valorem taxes on the Collateral for the year 2000 and all preceding years.

            15.4 Such other documents, instruments or agreements as Lender may specify to Obligor in writing.

            Fulfillment of the foregoing conditions shall be determined by Lender in its sole discretion. The Closing shall occur upon Lender's execution of this Agreement.

      16. Expenses. Obligor shall, upon demand by Lender, pay or reimburse Lender for all costs and expenses incurred by Lender in connection with the defaults existing under the Notes and the preparation and execution of this Agreement, including without limitation all attorneys' fees, premiums for title insurance and policy endorsements, fees incurred by Lender in connection with appraisals of any property securing the indebtedness and any environmental compliance assessments and remediation costs (if any) required by law or regulation or otherwise deemed necessary or desirable by Lender, and all recording fees. Notwithstanding any other provisions contained in the Loan Documents, if Lender retains an attorney in order to enforce, defend or protect Lender's rights under the Loan Documents or if Lender retains an attorney in connection with any default of any stated or accelerated maturity of Obligor's obligations to Lender in order to collect any debt due Lender or if Lender retains an attorney in connection with any lawsuits, reorganization, bankruptcy or other proceeding involving the Loan Documents or if any Obligor sues Lender, then in any such instance Obligor agree to pay Lender in addition to all principal, interest, late charges and fees, all of Lender's reasonable costs and expenses including reasonable attorneys' fees incurred by Lender.

      17.   Miscellaneous.

            17.1 Cumulative Rights. No right, power or remedy conferred upon or reserved to Lender in the Loan Documents is exclusive of any other right, power or remedy conferred upon the Lender hereunder or at law or in equity. Each remedy shall be cumulative and concurrent.

            17.2 No Waiver. Nothing contained in the Agreement shall constitute a waiver of any rights or remedies of Lender under the Loan Documents, in law or in equity.

            17.3 Admissions. Obligor expressly acknowledge and agree that the waivers, estoppels and releases contained in this Agreement shall not be construed as an admission of wrongdoing, liability or culpability on the part of Lender or an admission by Lender of the existence of any claims of any Obligor against Lender.

            17.4 Construction of Agreement. Each party acknowledges that it has participated in the negotiation of this Agreement, and no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision. Obligor acknowledges that at all times they have been represented by an attorney in the negotiation of the terms of and in the preparation and execution of this Agreement, or have voluntarily decided not to be represented by an attorney, and have had the opportunity to review and analyze this Agreement for a sufficient period of time prior to the execution and delivery thereof. No representations or warranties have been made by or on behalf of Lender, or relied upon by Obligor, pertaining to the subject matter of this Agreement, other than those set forth in this Agreement. This Agreement and the Loan Documents embody the entire agreement and understanding among the parties relating to the subject matter hereof and supersede all prior proposals, negotiations, agreements and understanding relating to such subject matter.

            17.5 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed given on the third day following the date deposited in the United States mail, postage prepaid, sent by first class mail and, alternatively, shall be deemed given on the next day following the date such notice is delivered to a nationally recognized overnight delivery service such as Federal Express and addressed as follows:

Obligor:          Featherlite, Inc.
                  Hwys 9 & 63
                  P.O. Box 320
                  Cresco, Iowa  52136
                  Attn:  Jeff Mason

copy to:          Lynn M. Gardin, Esq.
                  James L. Baillie, Esq.
                  Fredrickson & Byron, P.A.
                  1100 International Center
                  Minneapolis, MN  55402

Lender:           First Union National Bank
                  Portfolio Management
                  Attn: Joseph A. Matysek
                  301 S. Tryon Street - TW28
                  Charlotte, North Carolina  28288-0659

copy to:          J. William Porter, Esq.
                  Maria Blue Barry, Esq.
                  Parker, Poe, Adams & Bernstein L.L.P.
                  401 South Tryon Street
                  3000 Three First Union Center
                  Charlotte, North Carolina 28202


      Either party may, from time to time, designate a different notice address by notice given as herein provided.

            17.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

            17.7 Headings. The headings of the articles, sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof or thereof.

            17.8 No Assignment. The rights and obligations of Obligor hereunder may not be assigned or transferred to any person or entity without the express written consent of Lender.

            17.9 No Modifications. The terms of this Agreement may not be changed, modified, waived, discharged or terminated orally, but only by an instrument or instruments in writing, signed by the party against whom the enforcement of the change, modification, waiver, discharge or termination is asserted.

            17.10 Invalid Provision to Affect No Others. If, from any circumstances whatsoever, fulfillment of any provisions of this Agreement or any transaction related thereto shall be held invalid, then such provision only shall be deemed invalid, and the remainder of this Agreement shall remain operative and in full force and effect.

            17.11 Time of Essence. Time is of the essence in respect of this Agreement.

            17.12 Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement and the other Loan Documents ("Disputes") between or among parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement.


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
      Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Bank first stated above is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. All applicable statues of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of that state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Not withstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

            17.13 Preservation and Limitations of Remedies. Notwithstanding the preceding binding arbitration provisions, Bank and Obligor agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding after any arbitration action is brought. Bank and Obligor shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property;
(iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

      Obligor and Bank agree that no party shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute where the Dispute is resolved by arbitration or judicially.

            17.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts together shall constitute one and the same instrument.

            17.15 Closing. The closing of this Agreement must occur on or before September 30, 2001.

      IN WITNESS WHEREOF the parties have executed and delivered this Agreement under seal pursuant to authority duly given as of the day and year first above written.


                                      OBLIGOR:
                                      FEATHERLITE, INC.


                                      By: /s/ Conrad Clement
                                      Its: President


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
ATTEST:

Cathy Saltou
----------------------------------
Secretary

[CORPORATE SEAL]

                                      LENDER:
                                      FIRST UNION NATIONAL BANK


                                      By: /s/ Joseph A. Matysek
                                      Its:  Vice President

ATTEST:

Ann Deese
----------------------------------
Asst. Secretary

[CORPORATE SEAL]


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